As filed with the Securities and Exchange Commission on March 31, 2022
            Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
________________________

LIANBIO
(Exact name of registrant as specified in its charter)
________________________

Cayman Islands	98-1594670
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

103 Carnegie Center Drive, Suite 309
Princeton, NJ	08540
(Address of principal executive offices)	(Zip Code)

LianBio 2021 Equity Incentive Plan
(Full title of the plan)
Yizhe Wang, Ph.D.
Chief Executive Officer
LianBio
103 Carnegie Center Drive, Suite 309
Princeton, New Jersey 08540
(609) 486-2308
(Name, address and telephone number, including area code, of agent for service)
with copies to:
Thomas J. Danielski
Ropes & Gray LLP
800 Boylston Street
Boston, Massachusetts 02199
(617) 951-7000
________________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B)of the Securities Act. ☒

EXPLANATORY NOTE
This Registration Statement is being filed to register an additional 4,291,018 ordinary shares of the registrant for issuance under the LianBio 2021 Equity Incentive Plan. Pursuant to General Instruction E to Form S-8, the registrant incorporates by reference, except to the extent supplemented, amended or superseded by the information set forth herein, into this Registration Statement the entire contents of its Registration Statement on Form S-8 (File No. 333-260732) filed with the Securities and Exchange Commission on November 3, 2021.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 8.    Exhibits

Exhibit Number	Description
3.1
Fifth Amended and Restated Memorandum and Articles of Association of LianBio (previously filed as Exhibit 3.1 to the current report on Form 8-K filed on November 3, 2021 (File No. 001-40947) and incorporated herein by reference).

4.1	Form of Deposit Agreement (previously filed as Exhibit 4.1 to the registration statement on Form S-1 filed on October 28, 2021 (File No. 333-259978) and incorporated herein by reference).

4.2	Form of American Depositary Receipt (previously filed as Exhibit 4.2 to the registration statement on Form S-1 filed on October 28, 2021 (File No. 333-259978) and incorporated herein by reference.

4.3
Specimen certificate evidencing ordinary shares (previously filed as Exhibit 4.4 to the registration statement on Form S-1 filed on October 28, 2021 (File No. 333-259978) and incorporated herein by reference).

4.4	LianBio 2021 Equity Incentive Plan (previously filed as Exhibit 10.35 to the registration statement on Form S-1 filed on October 28, 2021 (File No. 333-259978) and incorporated herein by reference).

5.1*	Opinion of Travers Thorp Alberga.

23.1*	Consent of KPMG LLP

23.2*	Consent of Travers Thorp Alberga (included in Exhibit 5.1).

24.1*	Power of Attorney (included on the signature page of this Registration Statement under the caption “Power of Attorney”).

99.1
Form of Non-Statutory Share Option Agreement (Non-Employee Directors) (previously filed as Exhibit 10.36 to the registration statement on Form S-1 filed on October 28, 2021 (File No. 333-259978) and incorporated herein by reference).

99.2#
Form of Non-Performance Based Restricted Share Unit Agreement (previously filed as Exhibit 10.41 to the Company's Annual Report on Form 10-K filed on March 31, 2022 (File No. 001-40947) and incorporated herein by reference).

99.3#
Form of Performance Based Restricted Share Unit Agreement (previously filed as Exhibit 10.42 to the Company's Annual Report on Form 10-K filed on March 31, 2022 (File No. 001-40947) and incorporated herein by reference).

99.4#
Form of Non-Performance Based Share Option Agreement (Employees) (previously filed as Exhibit 10.43 to the Company's Annual Report on Form 10-K filed on March 31, 2022 (File No. 001-40947) and incorporated herein by reference).

99.5#
Form of Performance Based Share Option Agreement (previously filed as Exhibit 10.44 to the Company's Annual Report on Form 10-K filed on March 31, 2022 (File No. 001-40947) and incorporated herein by reference).

107*	Filing Fee Table.

*	Filed herewith.
#	Indicates a management contract or any compensatory plan, contract or arrangement.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Princeton, New Jersey, on March 31, 2022.

LIANBIO

By:	/s/ Yizhe Wang
Yizhe Wang
Chief Executive Officer and Director (Principal Executive Officer)
POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Yizhe Wang and Yi Larson, and each of them, his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 to be filed by LianBio, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Yizhe Wang	Chief Executive Officer and Director (Principal Executive Officer)	March 31, 2022
Yizhe Wang, Ph.D.

/s/ Yi Larson	Chief Financial Officer (Principal Financial and Accounting Officer)	March 31, 2022
Yi Larson

/s/ Konstantin Poukalov	Director	March 31, 2022
Konstantin Poukalov

/s/ Adam Stone	Director	March 31, 2022
Adam Stone

/s/ Neil Kumar	Director	March 31, 2022
Neil Kumar

/s/ Tassos Gianakakos	Director	March 31, 2022
Tassos Gianakakos

/s/ Susan Silbermann	Director	March 31, 2022
Susan Silbermann

/s/ Jesse Wu	Director	March 31, 2022
Jesse Wu

AUTHORIZED REPRESENTATIVE
Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed this registration statement, solely in its capacity as the duly authorized representative of LianBio, in Princeton, New Jersey, on March 31, 2022.

By	/s/ Yizhe Wang
Name:	Yizhe Wang, Ph.D.
Title:	Authorized Representative of LianBio